GCM Grosvenor Reports Strong Fourth Quarter and Full Year 2021 with $9.4 billion of Capital Raised, 16% Growth in Assets Under Management and 24% Revenue Growth for the Year. Increases Stock Repurchase Plan by $20 million.

CHICAGO, February 15, 2022 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported strong results for the fourth fiscal quarter and full year ended December 31, 2021.
“In 2021 we delivered on and exceeded the expectations we set for ourselves as a firm while delivering strong results for our clients,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “Our strong outlook for 2022 and beyond reflects a continuation of this momentum.”
Assets Under Management
•Assets Under Management increased 16% from December 31, 2020 (the “prior year”) and increased 2% from September 30, 2021 (the "prior quarter") to $72.1 billion as of December 31, 2021
•Fee-Paying Assets Under Management (“FPAUM”) increased 13% from the prior year and increased 4% from the prior quarter to $58.7 billion as of December 31, 2021
•Contracted Not Yet FPAUM increased 9% from the prior year and decreased 3% from the prior quarter to $7.7 billion as of December 31, 2021
Revenue1
•Revenue to GCM Grosvenor increased 23% from the quarter ended December 31, 2020 ("prior year QTD") to $190.6 million and increased 24% from the year ended December 31, 2020 (the "prior year") to $531.6 million
Fee-Related Revenue
•Fee-Related Revenue increased 17% from prior year QTD to $93.2 million and increased 12% from the prior year to $347.4 million
Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. was $14.2 million and $21.5 million for the three months and year ended December 31, 2021, respectively
•Adjusted Net Income increased 23% from prior year QTD to $56.8 million and increased 31% from the prior year to $118.8 million
Fee-Related Earnings
•Fee-Related Earnings increased 37% from prior year QTD to $36.8 million and increased 27% from the prior year to $120.4 million
Adjusted EBITDA
•Adjusted EBITDA increased 19% from the prior year QTD to $80.6 million and increased 22% from the prior year to $179.1 million
1 Includes fund reimbursement revenue of $3.2 million and $10.4 million for the three months and year ended December 31, 2021, respectively, and $2.4 million and $8.4 million for the three months and year ended December 31, 2020, respectively.

Incentive Fees
•GCM Grosvenor's share of unrealized carried interest totaled $331 million of net asset value as of December 31, 2021, an increase of 149% over the prior year2
•Run-rate annual performance fees3 of $45 million as of December 31, 2021, an increase of $6 million or 15% from $39 million as of December 31, 2020
Dividend
•GCM Grosvenor's Board of Directors approved a $0.10 per share dividend payable on March 15, 2022 to shareholders on record March 1, 2022
Increase in Stock Repurchase Plan
•GCM Grosvenor’s Board of Directors increased its stock repurchase authorization under the company’s existing stock repurchase plan authorized on August 6, 2021 by $20 million, from $25 million to $45 million
•The company’s stock repurchase plan may be used to repurchase the company’s outstanding Class A common stock (“Class A shares”) and warrants to purchase Class A shares, as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the company’s 2020 Incentive Award Plan (and any successor equity plan thereto)
•Class A shares and warrants may be repurchased from time to time in open market transactions, in privately negotiated transactions, pursuant to the requirements of Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended, or otherwise, with the terms and conditions of these repurchases depending on legal requirements, price, market and economic conditions and other factors
•The company is not obligated under the terms of the plan to repurchase any of its Class A shares or warrants, the plan has no expiration date and the plan may be suspended or terminated by the company at any time without prior notice
•Class A shares and warrants repurchased as part of this plan will be canceled by the company
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing 646-828-8193 / 888-394-8218 and using the passcode: 6511963.
2 For comparison purposes, presented as if the Mosaic repurchase occurred as of the earliest period presented.
3 Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, before cash-based incentive fee related compensation.

About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $72 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years, and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 520 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, Toronto, London, Frankfurt, Tokyo, Hong Kong, and Seoul. For more information, please visit: www.gcmgrosvenor.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K/A filed by GCM Grosvenor Inc. on May 10, 2021 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related revenue, fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.
GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP ("GCMH"), excluding (b) provision for income taxes, (c) changes in fair value of derivatives and warrants, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, (g) unrealized investment income, (h) changes in tax receivable agreement ("TRA") liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus adjusted income taxes, which represents corporate income taxes at a blended statutory rate of 24.5% applied to adjusted pre-tax income for 2021 (adjusted from 25.0% in Q4 2021) and a 25.0% rate for 2020 and periods prior. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively. As we were not subject to U.S. federal and state income taxes prior to the Transaction, the blended statutory rate of 25.0% has been applied to periods prior to the Transaction for comparability purposes.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue.
Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments.

GAAP Statements of Income

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Revenues
Management fees	$95,201	$79,639	$351,216	$310,745
Incentive fees	94,234	73,602	173,853	111,650
Other operating income	1,160	2,247	6,523	7,586
Total operating revenues	190,595	155,488	531,592	429,981
Expenses
Employee compensation and benefits	101,783	202,006	333,837	388,465
General, administrative and other	22,037	26,530	88,351	84,631
Total operating expenses	123,820	228,536	422,188	473,096
Operating income (loss)	66,775	(73,048)	109,404	(43,115)
Investment income	12,256	9,042	52,495	10,742
Interest expense	(5,598)	(5,931)	(20,084)	(23,446)
Other income (expense)	1,009	1,075	3,394	(9,562)
Change in fair value of warrant liabilities	10,084	(13,315)	7,853	(13,315)
Net other income (expense)	17,751	(9,129)	43,658	(35,581)
Income (loss) before income taxes	84,526	(82,177)	153,062	(78,696)
Provision for income taxes	7,002	2,796	10,993	4,506
Net income (loss)	77,524	(84,973)	142,069	(83,202)
Less: Net income attributable to redeemable noncontrolling interest	—	8,469	19,827	14,069
Less: Net income attributable to noncontrolling interests in subsidiaries	6,473	7,744	36,912	11,617
Less: Net income (loss) attributable to noncontrolling interests in GCMH	56,828	(105,235)	63,848	(112,937)
Net income attributable to GCM Grosvenor Inc.	$14,223	$4,049	$21,482	$4,049

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$42,627	$51,105	$51,947	$52,726
Carried interest	51,607	22,497	121,906	58,924
Less incentive fees contractually owed to others:
Cash carried interest compensation	(26,609)	(12,316)	(67,773)	(34,259)
Non-cash carried interest compensation	22	(1,479)	(1,306)	(711)
Carried interest attributable to redeemable noncontrolling interest holder	—	(4,451)	(8,059)	(7,751)
Carried interest attributable to other noncontrolling interest holders, net	(3,126)	(3,313)	(13,245)	(8,338)
Firm share of incentive fees[1]	64,521	52,043	83,470	60,591
Less: Cash-based incentive fee related compensation	(21,921)	(11,454)	(28,002)	(11,454)
Net incentive fees attributable to GCM Grosvenor	$42,600	$40,589	$55,468	$49,137

1 Firm share represents net of contractual obligations but before discretionary cash based incentive compensation.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Adjusted Pre-Tax Income & Adjusted Net Income
Net income attributable to GCM Grosvenor Inc.	14,223	4,049	21,482	4,049
Plus:
Net income (loss) attributable to noncontrolling interests in GCMH	56,828	(105,235)	63,848	(112,937)
Provision for income taxes	7,002	2,796	10,993	4,506
Change in fair value of derivatives	—	(1,101)	(1,934)	8,572
Change in fair value of warrants	(10,084)	13,315	(7,853)	13,315
Amortization expense	583	1,876	2,332	7,504
Severance	1,128	4,588	3,110	7,636
Transaction expenses[1]	600	7,829	7,827	11,603
Loss on extinguishment of debt	—	—	675	1,514
Changes in tax receivable agreement liability and other[2]	(557)	10	(1,372)	380
Partnership interest-based compensation	6,713	133,977	27,671	172,358
Equity-based compensation	5,672	—	44,190	—
Other non-cash compensation	596	1,204	3,300	4,564
Less:
Unrealized investment income, net of noncontrolling interests	(8,097)	(421)	(15,604)	(1,069)
Non-cash carried interest compensation	22	(1,479)	(1,306)	(711)
Adjusted pre-tax income	74,629	61,408	157,359	121,284
Less:
Adjusted income taxes[3]	(17,871)	(15,351)	(38,553)	(30,321)
Adjusted net income	56,758	46,057	118,806	90,963

Adjusted EBITDA
Adjusted net income	56,758	46,057	118,806	90,963
Plus:
Adjusted income taxes[3]	17,871	15,351	38,553	30,321
Depreciation expense	400	542	1,688	2,314
Interest expense	5,598	5,931	20,084	23,446
Adjusted EBITDA	$80,627	$67,881	$179,131	$147,044

1 Represents 2020 expenses related to the Mosaic transaction and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company transition expenses.
2 For the year ended December 31, 2021, includes $1.3 million that was recognized as other income related to the disgorgement of statutory short-swing “profits” from a holder of our Class A common stock.
3 Represents corporate income taxes at a blended statutory rate of 24.5% applied to Adjusted Pre-Tax Income for 2021 (adjusted from 25.0% in Q4 2021) and a 25.0% rate for 2020 and periods prior. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively. As we were not subject to U.S. federal and state income taxes prior to the Transaction, the blended statutory rate of 25.0% has been applied to periods prior to the Transaction for comparability purposes.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Fee-Related Earnings
Adjusted EBITDA	$80,627	$67,881	$179,131	$147,044
Less:
Incentive fees	(94,234)	(73,602)	(173,853)	(111,650)
Depreciation expense	(400)	(542)	(1,688)	(2,314)
Other non-operating income (expense)	22	26	(78)	(524)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[1]	(867)	—	(1,496)	—
Plus:
Incentive fee-related compensation	48,508	25,249	97,081	46,424
Carried interest attributable to redeemable noncontrolling interest holder	—	4,451	8,059	7,751
Carried interest attributable to other noncontrolling interest holders, net	3,126	3,313	13,245	8,338
Fee-related earnings	$36,782	$26,776	$120,401	$95,069

1 Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. Amounts were de minimis for periods prior to the Mosaic repurchase on July 2, 2021.

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999